As filed with the Securities and Exchange Commission on August 8, 1996
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    --------
                                ORTHOLOGIC CORP.
             (Exact name of registrant as specified in its charter)

            Delaware                                             86-0585310
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)


               2850 South 36th Street #16, Phoenix, Arizona 85034
               (Address of Principal Executive Offices) (Zip Code)
                                    --------
                       ORTHOLOGIC CORP. STOCK OPTION PLAN
                            (Full title of the plan)
                                    --------

    Allan M. Weinstein                                     Copy to:
  Chief Executive Officer                             Paul M. Gales, Esq.
     ORTHOLOGIC CORP.                                   QUARLES & BRADY
2850 South 36th Street, #16                   One East Camelback Road, Suite 400
  Phoenix, Arizona 85034                         Phoenix, Arizona  85012-1659

                     (Name and address of agent for service)
                                   ----------
                                 (602) 437-5520
          (Telephone number, including area code, of agent for service)
                                    --------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                            Proposed           Proposed maximum
                                                    Amount to be        maximum offering      aggregate offering        Amount of
     Title of securities to be registered            registered          price per share             price          registration fee
- ------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.0005 par value per share        1,200,000 shares(1)            (2)             $13,710,007.81(2)        $4,727.59

====================================================================================================================================

(1) The Plan provides for the possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of certain capital or other changes affecting Registrant Common Stock. This Registration Statement therefore covers, in addition to the above-stated shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon (i) the aggregate exercise price of $12,511,731.06 for the 1,068,682 shares underlying outstanding options, and (ii) as to the remaining 131,318 shares available, $9.125 per share, which is the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on August 6, 1996.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         In accordance with General Instruction E to Form S-8 and because this Registration Statement only registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective, the contents of the following documents filed by Orthologic Corp. (the "Registrant") (Commission File No. 0-21214) with the Securities and Exchange Commission are incorporated herein by reference:

         The Registrant's Registration Statements on Form S-8 filed on May 17, 1994 (Registration No. 33-79010) and February 6, 1996 (Registration No. 333-1268) relating to the Registrant's Stock Option Plan.

Item 8.  Exhibits.

         See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on August 6, 1996.

                                                  ORTHOLOGIC CORP.
                                                  (Registrant)

                                                  By: /s/ Allan M. Weinstein
                                                      ----------------------
                                                       Allan M. Weinstein
                                                       Chief Executive Officer
                               ------------------

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allan M. Weinstein and Allen R. Dunaway and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                              --------------------

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Person                                               Title                                     Date
- ------                                               -----                                     ----
 /s/ Allan M. Weinstein                              Chairman of the Board,                    August 6, 1996
- --------------------------------------------         Chief Executive Officer and               ----------------
Allan M. Weinstein                                   Director (Principal Executive Officer)


 /s/ George A. Oram, Jr.                             President, Chief Operating Officer        August 6, 1996
- ------------------------------------                 and Director                              ----------------
George A. Oram, Jr.

 /s/ Fredric J. Feldman                              Director                                  August 6, 1996
- --------------------------------------------                                                   ----------------
Fredric J. Feldman

 /s/ John M. Holliman III                            Director                                  August 6, 1996
- ------------------------------------                                                           -----------------
John M. Holliman, III

 /s/ Elwood D. Howse, Jr.                            Director                                  August 6, 1996
- --------------------------------------------                                                   -----------------
Elwood D. Howse, Jr.

 /s/ Augustus A. White III                           Director                                  August 6, 1996
- --------------------------------------------                                                   -----------------
Augustus A. White, III

 /s/ Allen R. Dunaway                                Vice President and Chief Financial        August 6, 1996
- --------------------------------------------         Officer (Principal Financial and          -----------------
Allen R. Dunaway                                     Accounting Officer)

                                ORTHOLOGIC CORP.
                               (the "Registrant")
                          (Commission File No. 0-21214)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT


Exhibit                                                   Incorporated Herein                      Filed
Number            Description                             by Reference To                        Herewith

4.1               Amended and Restated                    Exhibit 3.1 to the
                  Certificate of                          Registrant's Form 10-Q
                  Incorporation of                        for the period ended
                  the Registrant                          March 31, 1996

4.2               Bylaws of the Registrant                Exhibit 3.4 to Registrant's
                                                          Amendment No. 2 to Registration
                                                          Statement on Form S-1
                                                          (No. 33-47569) filed with
                                                          the SEC on January 25, 1993

5                 Opinion of Counsel                                                                 X

23.1              Consent of Deloitte & Touche LLP                                                   X

23.2              Consent of Counsel                                                            Contained in
                                                                                                Opinion filed
                                                                                                as Exhibit 5

24                Powers of Attorney                                                          Signatures Page
                                                                                                  to this
                                                                                            Registration Statement

99.1              OrthoLogic Corp.                                                                   X
                  Stock Option Plan,
                  as Amended

                                      EI-1